Exhibit No. 99

REGIS CORPORATION REPORTS SECOND QUARTER FISCAL YEAR 2022 EARNINGS

MINNEAPOLIS, February 2, 2022 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, today reported results for the second fiscal quarter ended December 31, 2021 versus the prior year as noted below. Results reflect an improvement in system-wide same stores sales and a lower cost structure.

•Total revenue in the quarter of $70.3 million decreased $34.1 million, or 32.7%, year-over-year, driven primarily by exiting company-owned salons that generated significant revenue, but were loss making.
•System-wide same-store sales increased 22.1%.
•Reported G&A declined $10.7 million and adjusted G&A declined $9.8 million.
•Operating loss of $1.1 million improved compared to a $26.8 million loss in the prior year quarter.
•Net loss of $4.9 million, or $0.11 per diluted share improved compared to a net loss of $32.9 million, or $0.92 per share in the prior year quarter.
•EBITDA, as adjusted, of $2.4 million improved compared to a loss of $17.5 million in the prior year quarter.
•Franchise segment EBITDA, as adjusted, of $5.5 million improved $12.3 million, compared to second quarter 2021.
•Earnings webcast scheduled for 9am CST on February 3 will include insight into Regis' go-forward business and future earnings potential. Accompanying the webcast will be a slide presentation.

"Our second quarter results reflect our shift to a fully franchised business model, as we are nearing profitability amidst the continued impact of the pandemic in terms of labor availability and customer traffic," said Matt Doctor, Regis Interim Chief Executive Officer. "The improvement in our operating performance in the quarter was due to fewer company-owned salons, increases in royalties, and lower expense levels. While the pandemic dampened our overall revenue performance in the quarter, Regis has the foundation in place for improved performance going forward and we are excited by the potential of our platform."

	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2021	2020	2021	2020

Consolidated revenue	$70,256	$104,320	$148,012	$215,716
System-wide revenue (1)	304,364	261,452	620,649	523,573

System-wide same-store sales comps	22.1%	(32.0)%	22.6%	(32.3)%
Two-year system-wide same-store sales comps	(16.9)%	N/A	(17.0)%	N/A

Operating loss	$(1,127)	$(26,755)	$(6,929)	$(58,345)
Net loss	(4,928)	(32,879)	(15,306)	(68,144)
Diluted net loss per share	(0.11)	(0.92)	(0.37)	(1.90)
EBITDA (2)	389	(20,030)	(4,700)	(38,968)
as a percent of revenue	0.6%	(19.2)%	(3.2)%	(18.1)%

As adjusted (2)
Net loss, as adjusted	$(2,643)	$(25,902)	$(13,117)	$(53,833)
Diluted net loss per share, as adjusted	(0.06)	(0.72)	(0.32)	(1.50)
EBITDA, as adjusted	2,367	(17,526)	(3,269)	(36,169)
as a percent of revenue	3.4%	(16.8)%	(2.2)%	(16.8)%
_______________________________________________________________________________
(1)Represents total sales within the system.
(2)See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations".

Regis reported a second quarter 2022 net loss of $4.9 million, or $0.11 loss per diluted share, compared to a net loss of $32.9 million, or $0.92 loss per diluted share, in the second quarter of 2021. Excluding discrete items, the Company reported a second quarter 2022 adjusted net loss of $2.6 million, or $0.06 loss per diluted share, compared to an adjusted net loss of $25.9 million, or $0.72 loss per diluted share, for the same period last year. The year-over-year decrease in adjusted net loss was driven primarily by improved sales leading to an increase in royalties; a decrease in general and administrative expense; and the Company exiting loss making company-owned salons.
Total revenue in the quarter of $70.3 million decreased $34.1 million, or 32.7%, year-over-year, driven primarily by the Company exiting company-owned salons that generated significant revenue, but were loss making. Partially offsetting the decline in Company-owned revenue was an increase in royalty revenue due to higher franchise salon sales and an increase in franchise salon count.
Second quarter adjusted EBITDA of $2.4 million increased $19.9 million, versus an adjusted EBITDA loss of $17.5 million in the same period last year. The improvement was driven by an increase in royalties; a decrease in general and administrative expense; and the Company exiting loss making company-owned salons over the last twelve-months.

Second Quarter Segment Results
Franchise

	Three Months Ended December 31,		Increase (Decrease)	Six Months Ended December 31,		Increase (Decrease)

(Dollars in millions) (1)	2021	2020		2021	2020

Revenue
Royalties	$16.1	$12.7	$3.4	$32.7	$24.2	$8.5
Fees	4.9	2.4	2.5	8.1	4.5	3.6
Product sales to franchisees	2.4	14.2	(11.8)	10.4	28.0	(17.6)
Advertising fund contributions	8.0	4.7	3.3	16.1	9.2	6.9
Franchise rental income	33.8	32.3	1.5	67.5	64.6	2.9
Total Franchise revenue	$65.2	$66.4	$(1.2)	$135.0	$130.4	$4.6

Franchise same-store sales comps	22.4%	(31.1)%		23.0%	(31.5)%
Franchise two-year same-store sales comps	(16.6)%	N/A		(16.7)%	N/A

EBITDA, as adjusted	$5.5	$(6.8)	$12.3	$1.4	$(14.8)	$16.2
as a percent of revenue	8.4%	(10.3)%		1.1%	(11.3)%
as a percent of adjusted revenue (2)	23.5%	(23.2)%		2.8%	(26.1)%

Total Franchise salons	5,553	5,269	284
as a percent of total Franchise and Company-owned salons	97.4%	83.6%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.
(2)Adjusted revenue excludes non-margin revenue. See Non-GAAP reconciliation.

Second quarter Franchise revenue was $65.2 million, a $1.2 million, or 1.8% decrease compared to the prior year quarter. Royalties were $16.1 million, a $3.4 million increase versus the same period last year. The increase in royalties is due to higher franchise system sales and the increase in franchise salons. Product sales to franchisees of $2.4 million decreased $11.8 million, as expected. The decrease in product sales will continue as the Company transitions out of its whole-sale product sales business. Franchise adjusted EBITDA of $5.5 million improved $12.3 million, year-over-year primarily due to an increase in royalties; an increase in fees due partially to a one-time benefit; and a decrease in general and administrative expense.

Company-Owned Salons

	Three Months Ended December 31,		(Decrease) Increase	Six Months Ended December 31,		(Decrease) Increase

(Dollars in millions) (1)	2021	2020		2021	2020

Total Company-owned salon revenue	$5.0	$37.9	$(32.9)	$13.0	$85.3	$(72.3)
Company-owned same-store sales comps	7.2%	(36.2)%		6.8%	(35.4)%
Company-owned two-year same-store sales comps	(33.3)%	N/A		(32.6)%	N/A

EBITDA, as adjusted	$(3.1)	$(10.7)	$7.6	$(4.7)	$(21.4)	$16.7
as a percent of revenue	(62.1)%	(28.2)%		(35.9)%	(25.1)%

Total Company-owned salons	150	1,037	(887)
as a percent of total Franchise and Company-owned salons	2.6%	16.4%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.

Second quarter revenue for the Company-owned salon segment decreased $32.9 million, versus the prior year to $5.0 million. The year-over-year decline in revenue was expected and driven by the decrease of a net 560 salons sold and converted to the Company's franchise portfolio over the past 12 months and the closure of a net 327 unprofitable salons over the past 12 months. Second quarter adjusted EBITDA loss improved $7.6 million, or 70.7%, versus the same period last year driven primarily by the elimination of EBITDA losses in the prior year period from the unprofitable salons now closed. The adjusted EBITDA loss of $3.1 million includes a $1.2 million inventory excess and obsolescence charge.

Non-GAAP reconciliations
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing second quarter results on February 3, 2022, at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by registering for the event at www.regiscorp.com/investor-relations.html. The webcast will include a slide presentation. A replay of the presentation will be available on our website at www.regiscorp.com/investor-relations.html.
About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in the beauty salon industry. As of December 31, 2021, the Company franchised, owned or held ownership interests in 5,779 locations worldwide. Regis’ locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include a potential material adverse impact on our business and results of operations as a result of the uncertain duration and severity of the COVID-19 pandemic, including any adverse impact from Delta, Omicron and other variants; the impact of the COVID-19 pandemic on our key suppliers; consumer shopping trends and changes in manufacturer distribution channels; changes in regulatory and statutory laws including increases in minimum wages; laws and regulations could require us to modify current business practices and incur increased costs; changes in economic conditions; changes in consumer tastes and fashion trends; the continued ability of the Company to implement its strategy, priorities and initiatives including the re-engineering of our corporate and field infrastructure; new merchandising strategy; our franchisees' ability to attract, train and retain talented stylists; financial performance of our franchisees; the ability to operate or sell the salons transferred back from TBG; our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees' salons; our ability to maintain and enhance the value of our brands; reliance on information technology systems; reliance on external vendors; the use of social media; failure to standardize operating processes across brands; exposure to uninsured or unidentified risks; Opensalon® Pro may not yield the intended results; compliance with credit facility covenants and access to the existing revolving credit facility; ability to re-finance our existing credit facility, including the ability to re-finance at a similar rate, and our ability to raise additional debt or equity capital; our capital investments in technology may not achieve appropriate returns; premature termination of agreements with our franchisees; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives and achieve expected cost savings; continued ability to compete in our business markets; reliance on our management team and other key personnel; the continued ability to maintain an effective system of internal controls over financial reporting; changes in tax exposure; potential litigation and other legal or regulatory proceedings could have an adverse effect on our business or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands, except per share data)

	December 31, 2021	June 30, 2021

ASSETS
Current assets:
Cash and cash equivalents	$35,442	$19,191
Receivables, net	16,624	27,372
Inventories	16,008	22,993
Other current assets	15,439	17,103
Total current assets	83,513	86,659

Property and equipment, net	22,244	23,113
Goodwill	229,028	229,582
Other intangibles, net	3,474	3,761
Right of use asset	548,598	611,880
Other assets	39,301	41,388
Total assets	$926,158	$996,383

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,579	$27,157
Accrued expenses	39,041	54,857
Short-term lease liability	110,597	116,471
Total current liabilities	168,217	198,485

Long-term debt, net	194,177	186,911
Long-term lease liability	457,924	518,866
Other non-current liabilities	67,552	75,075
Total liabilities	887,870	979,337
Commitments and contingencies
Shareholders' equity:
Common stock, $0.05 par value; issued and outstanding 45,490,074 and 35,795,844 common shares at December 31, 2021 and June 30, 2021, respectively	2,277	1,790
Additional paid-in capital	61,601	25,102
Accumulated other comprehensive income	9,105	9,543
Accumulated deficit	(34,695)	(19,389)
Total shareholders' equity	38,288	17,046
Total liabilities and shareholders' equity	$926,158	$996,383

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For The Three And Six Months Ended December 31, 2021 And 2020
(Dollars and shares in thousands, except per share data amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020

Revenues:
Royalties	$16,125	$12,749	$32,726	$24,154
Fees	4,867	2,438	8,132	4,480
Product sales to franchisees	2,428	14,236	10,436	27,978
Advertising fund contributions	8,021	4,715	16,136	9,224
Franchise rental income	33,772	32,285	67,534	64,568
Company-owned salon revenue	5,043	37,897	13,048	85,312
Total revenue	70,256	104,320	148,012	215,716
Operating expenses:
Cost of product sales to franchisees	3,419	11,324	11,532	22,003
General and administrative	15,984	26,690	37,773	52,837
Rent	3,088	12,902	4,891	26,127
Advertising fund expense	8,021	4,715	16,136	9,224
Franchise rent expense	33,772	32,285	67,534	64,568
Company-owned salon expense (1)	5,067	33,611	13,011	76,554
Depreciation and amortization	1,980	6,388	3,849	13,764
Long-lived asset impairment	52	3,160	215	8,984
Total operating expenses	71,383	131,075	154,941	274,061

Operating loss	(1,127)	(26,755)	(6,929)	(58,345)

Other (expense) income:
Interest expense	(3,449)	(3,701)	(6,755)	(7,463)
Loss from sale of salon assets to franchisees, net	(615)	(3,226)	(1,695)	(3,888)
Interest income and other, net	99	403	(140)	517

Loss from operations before income taxes	(5,092)	(33,279)	(15,519)	(69,179)

Income tax benefit	164	400	213	1,035

Net loss	$(4,928)	$(32,879)	$(15,306)	$(68,144)

Net loss per share:
Basic and diluted:
Net loss per share, basic and diluted (2)	$(0.11)	$(0.92)	$(0.37)	$(1.90)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	45,721	35,931	41,274	35,889
_______________________________________________________________________________
(1)Includes cost of service and product sold to guests in our Company-owned salons. Excludes general and administrative expense, rent and depreciation and amortization related to Company-owned salons.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
For The Six Months Ended December 31, 2021 And 2020
(Dollars in thousands)

	Six Months Ended December 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(15,306)	$(68,144)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	3,284	11,123
Long-lived asset impairment	215	8,984
Deferred income taxes	(529)	(669)
Loss from sale of salon assets to franchisees, net	1,695	3,888
Stock-based compensation	305	89
Amortization of debt discount and financing costs	920	875
Other non-cash items affecting earnings	551	202
Changes in operating assets and liabilities, excluding the effects of asset sales	(15,463)	(21,812)
Net cash used in operating activities	(24,328)	(65,464)

Cash flows from investing activities:
Capital expenditures	(2,947)	(7,502)
Proceeds from sale of assets to franchisees	—	7,148
Costs associated with sale of salon assets to franchisees	—	(222)
Proceeds from company-owned life insurance policies	—	1,200
Net cash (used in) provided by investing activities	(2,947)	624

Cash flows from financing activities:
Borrowings on revolving credit facility	10,000	—
Repayments of revolving credit facility	(2,734)	—
Proceeds from issuance of common stock, net of offering costs	37,185	—
Taxes paid for shares withheld	(823)	(212)
Minority interest buyout	—	(562)
Distribution center lease payments	—	(478)
Net cash provided by (used in) financing activities	43,628	(1,252)

Effect of exchange rate changes on cash and cash equivalents	(134)	(68)

Increase (decrease) in cash, cash equivalents, and restricted cash	16,219	(66,160)

Cash, cash equivalents and restricted cash:
Beginning of period	29,152	122,880
End of period	$45,371	$56,720

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REGIS CORPORATION
Same-Store Sales

SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	December 31, 2021			December 31, 2020
	Service	Retail	Total	Service	Retail	Total

SmartStyle	19.8%	(6.6)%	13.2%	(32.3)%	(31.9)%	(32.2)%
Supercuts	32.7	2.3	30.8	(33.2)	(29.6)	(32.9)
Portfolio Brands	19.0	(1.3)	16.6	(30.9)	(23.8)	(30.0)
Total	25.7%	(3.2)%	22.1%	(32.4)%	(28.9)%	(32.0)%

	Six Months Ended
	December 31, 2021			December 31, 2020
	Service	Retail	Total	Service	Retail	Total

SmartStyle	21.2%	(3.2)%	15.1%	(33.6)%	(31.3)%	(33.0)%
Supercuts	32.7	0.4	30.6	(33.5)	(28.0)	(33.2)
Portfolio Brands	20.0	(0.2)	17.6	(31.2)	(21.7)	(30.1)
Total	26.2%	(1.6)%	22.6%	(32.8)%	(27.7)%	(32.3)%
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(1)System-wide same-store sales in fiscal year 2022 are calculated as the change in sales for locations that were open on a specific day of the week during the current period and the corresponding prior period. System-wide same-store sales in fiscal year 2021 are calculated as the total change in sales for system-wide franchise and company-owned locations for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

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REGIS CORPORATION
System-Wide Location Counts

	December 31, 2021	June 30, 2021

FRANCHISE SALONS:
SmartStyle/Cost Cutters in Walmart Stores	1,676	1,666
Supercuts	2,345	2,386
Portfolio Brands	1,386	1,357
Total North American salons	5,407	5,409
Total International Salons (1)	146	154
Total Franchise Salons	5,553	5,563
as a percent of total Franchise and Company-owned salons	97.4%	95.3%

COMPANY-OWNED SALONS:
SmartStyle/Cost Cutters in Walmart Stores	63	91
Supercuts	22	35
Portfolio Brands	65	150
Total Company-owned salons	150	276
as a percent of total Franchise and Company-owned salons	2.6%	4.7%

OWNERSHIP INTEREST LOCATIONS:
Equity ownership interest locations	76	78

Grand Total, System-wide	5,779	5,917
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(1)Canadian and Puerto Rican salons are included in the North American salon totals.

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Non-GAAP Reconciliations:
We believe our presentation of non-GAAP operating income (loss), net loss, net loss per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.
The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.
Non-GAAP reconciling items for the three and six months ended December 31, 2021 and 2020:
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine the items to consider as "items impacting comparability" based on how management views our business, makes financial, operating and planning decisions and evaluates the Company's ongoing performance. The following items have been excluded from our non-GAAP results:
•CEO transition
•Distribution center wind down fees ("Distribution center fees")
•Professional fees and settlements
•Severance
•Benefit from lease liability decrease in excess of previously impaired ROUA ("Lease liability benefit")
•Lease termination fees
•Real estate fees
•Asset retirement obligation
•Long-lived asset impairment
•Non-recurring, non-operating income

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REGIS CORPORATION
Reconciliation Of Selected U.S. GAAP To Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP operating loss and U.S. GAAP net loss to equivalent non-GAAP measures
		Three Months Ended December 31,		Six Months Ended December 31,
	U.S. GAAP financial line item	2021	2020	2021	2020

U.S. GAAP revenue		$70,256	$104,320	$148,012	$215,716

U.S. GAAP operating loss		$(1,127)	$(26,755)	$(6,929)	$(58,345)

Non-GAAP operating expense adjustments (1)
CEO transition	General and administrative	(516)	—	(516)	(1,294)
Distribution center fees	General and administrative	56	—	285	—
Professional fees and settlements	General and administrative	1,061	1,216	1,160	2,943
Severance	General and administrative	1,735	2,022	1,911	2,391
Lease liability benefit	Rent	(496)	(2,226)	(2,927)	(8,286)
Lease termination fees	Rent	238	1,117	1,578	6,670
Real estate fees	Rent	—	375	40	375
Asset retirement obligation	Depreciation and amortization	278	1,383	565	2,672
Long-lived asset impairment	Long-lived asset impairment	52	3,160	215	8,984
Total non-GAAP operating expense adjustments		2,408	7,047	2,311	14,455

Non-GAAP operating income (loss) (1)		$1,281	$(19,708)	$(4,618)	$(43,890)

U.S. GAAP net loss		$(4,928)	$(32,879)	$(15,306)	$(68,144)

Non-GAAP net loss adjustments:
Non-GAAP operating expense adjustments		2,408	7,047	2,311	14,455
Non-recurring, non-operating income	Interest income and other, net	(100)	—	(100)	—
Income tax impact on Non-GAAP adjustments (2)	Income taxes	(23)	(70)	(22)	(144)
Total non-GAAP net loss adjustments		2,285	6,977	2,189	14,311
Non-GAAP net loss		$(2,643)	$(25,902)	$(13,117)	$(53,833)
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(1)Adjusted operating margins for the three months ended December 31, 2021 and 2020 were 1.8% and (18.9)%, and were (3.1)% and (20.3)% for the six months ended December 31, 2021 and 2020, respectively, and are calculated as non-GAAP operating income (loss) divided by U.S. GAAP revenue for each respective period.
(2)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 1% for the three and six months ended December 31, 2021 and 2020 for all non-GAAP operating expense adjustments.

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REGIS CORPORATION
Reconciliation Of Selected U.S. GAAP To Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP net loss per diluted share to non-GAAP net loss per diluted share

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020

U.S. GAAP net loss per diluted share	$(0.108)	$(0.915)	$(0.371)	$(1.899)
CEO Transition (1)	(0.011)	—	(0.013)	(0.036)
Distribution center fees (1)	0.001	—	0.007	—
Professional fees and settlements (1)	0.023	0.034	0.028	0.081
Severance (1)	0.038	0.055	0.045	0.067
Lease liability benefit (1)	(0.011)	(0.061)	(0.070)	(0.229)
Lease termination fees (1)	0.005	0.031	0.038	0.184
Real estate fees (1)	—	0.010	0.001	0.010
Asset retirement obligation (1)	0.006	0.038	0.014	0.074
Long-lived asset impairment (1)	0.001	0.087	0.005	0.248
Non-recurring, non-operating income (1)	(0.002)	—	(0.002)	—
Non-GAAP net loss per diluted share (2)	$(0.058)	$(0.721)	$(0.318)	$(1.500)

U.S. GAAP Weighted average shares - basic and diluted	45,721	35,931	41,274	35,889
Non-GAAP Weighted average shares - diluted	45,721	35,931	41,274	35,889
_______________________________________________________________________________
(1)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 1% for the three and six months ended December 31, 2021 and 2020 for all non-GAAP operating expense adjustments.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION
Reconciliation Of Reported U.S. GAAP Net Loss To Adjusted EBITDA, A Non-GAAP Financial Measure
(Dollars in thousands)
(Unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net loss for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three and six months ended December 31, 2021 and 2020, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the income tax provision adjustments associated with the above items are already included in the U.S. GAAP reported net loss to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended December 31, 2021
	Franchise	Company-owned	Consolidated (1)

Consolidated reported net loss, as reported (U.S. GAAP)	$(1,708)	$(3,220)	$(4,928)
Interest expense, as reported	3,449	—	3,449
Income taxes, as reported	(164)	—	(164)
Depreciation and amortization, as reported	1,503	477	1,980
Long-lived asset impairment, as reported	128	(76)	52
EBITDA (as defined above)	$3,208	$(2,819)	$389

CEO transition	(516)	—	(516)
Distribution center fees	56	—	56
Professional fees and settlements	1,061	—	1,061
Severance	1,735	—	1,735
Lease liability benefit	(60)	(436)	(496)
Lease termination fees	116	122	238
Non-recurring, non-operating income	(100)	—	(100)
Adjusted EBITDA, non-GAAP financial measure	$5,500	$(3,133)	$2,367

	Three Months Ended December 31, 2020
	Franchise	Company-owned	Consolidated (1)

Consolidated reported net loss, as reported (U.S. GAAP)	$(15,509)	$(17,370)	$(32,879)
Interest expense, as reported	3,701	—	3,701
Income taxes, as reported	(400)	—	(400)
Depreciation and amortization, as reported	2,077	4,311	6,388
Long-lived asset impairment, as reported	94	3,066	3,160
EBITDA (as defined above)	$(10,037)	$(9,993)	$(20,030)

Professional fees and settlements	1,216	—	1,216
Severance	2,022	—	2,022
Lease liability benefit	(34)	(2,192)	(2,226)
Lease termination fees	—	1,117	1,117
Real estate fees	—	375	375
Adjusted EBITDA, non-GAAP financial measure	$(6,833)	$(10,693)	$(17,526)
_______________________________________________________________________________
(1)Consolidated EBITDA margins for the three months ended December 31, 2021 and 2020 were 0.6% and (19.2)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the three months ended December 31, 2021 and 2020 were 3.4% and (16.8)%, respectively, and are calculated as adjusted EBITDA divided by U.S. GAAP revenue for each respective period.

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	Six Months Ended December 31, 2021
	Franchise	Company-owned	Consolidated (1)

Consolidated reported net loss, as reported (U.S. GAAP)	$(11,065)	$(4,241)	$(15,306)
Interest expense, as reported	6,755	—	6,755
Income taxes, as reported	(213)	—	(213)
Depreciation and amortization, as reported	3,125	724	3,849
Long-lived asset impairment, as reported	128	87	215
EBITDA (as defined above)	$(1,270)	$(3,430)	$(4,700)

CEO transition	(516)	—	(516)
Distribution center fees	285	—	285
Professional fees and settlements	1,160	—	1,160
Severance	1,911	—	1,911
Lease liability benefit	(146)	(2,781)	(2,927)
Lease termination fees	95	1,483	1,578
Real estate fees	—	40	40
Non-recurring, non-operating income	(100)	—	(100)
Adjusted EBITDA, non-GAAP financial measure	$1,419	$(4,688)	$(3,269)

	Six Months Ended December 31, 2020
	Franchise	Company-owned	Consolidated (1)

Consolidated reported net loss, as reported (U.S. GAAP)	$(30,028)	$(38,116)	$(68,144)
Interest expense, as reported	7,463	—	7,463
Income taxes, as reported	(1,035)	—	(1,035)
Depreciation and amortization, as reported	4,371	9,393	13,764
Long-lived asset impairment	704	8,280	8,984
EBITDA (as defined above)	$(18,525)	$(20,443)	$(38,968)

CEO transition	(1,294)	—	(1,294)
Professional fees and settlements	2,943	—	2,943
Severance	2,391	—	2,391
Lease liability benefit	(298)	(7,988)	(8,286)
Lease termination fees	—	6,670	6,670
Real estate fees	—	375	375
Adjusted EBITDA, non-GAAP financial measure	$(14,783)	$(21,386)	$(36,169)
_______________________________________________________________________________
(1)Consolidated EBITDA margins for the six months ended December 31, 2021 and 2020 were (3.2)% and (18.1)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the six months ended December 31, 2021 and 2020 were (2.2)% and (16.8)%, respectively, and are calculated as adjusted EBITDA divided by U.S. GAAP revenue for each respective period.

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REGIS CORPORATION
Reconciliation Of Reported Franchise EBITDA As A Percent Of U.S. GAAP Revenue
To EBITDA As A Percent Of Adjusted Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,
	2021	2020

As adjusted EBITDA	$5,500	$(6,833)
U.S. GAAP revenue	65,213	66,423
As adjusted EBITDA as a % of U.S. GAAP revenue (1)	8.4%	(10.3)%
Non-margin revenue adjustments:
Franchise rental income	(33,772)	(32,285)
Advertising fund contributions	(8,021)	(4,715)
Adjusted revenue	$23,420	$29,423
As adjusted EBITDA as a percent of adjusted revenue (1)	23.5%	(23.2)%

	Six Months Ended December 31,
	2021	2020

As adjusted EBITDA	$1,419	$(14,783)
U.S. GAAP revenue	134,964	130,404
As adjusted EBITDA as a % of U.S. GAAP revenue (1)	1.1%	(11.3)%
Non-margin revenue adjustments:
Franchise rental income	(67,534)	(64,568)
Advertising fund contributions	(16,136)	(9,224)
Adjusted revenue	$51,294	$56,612
As adjusted EBITDA as a percent of adjusted revenue (1)	2.8%	(26.1)%
_______________________________________________________________________________
(1)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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